                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-7(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          APEX MORTGAGE CAPITAL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_]  ($125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
  Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transactions:

  (5)  Total fee paid:

[_] Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                      [LOGO OF APEX MORTGAGE CAPITAL, INC.]

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 1, 1998

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock of Apex Mortgage Capital, Inc.:

  The 1998 Annual Meeting of Shareholders of Apex Mortgage Capital, Inc. will be held on July 1, 1998 at the offices of Apex Mortgage Capital, Inc. at 865 South Figueroa Street, Los Angeles, California 90017 on the 18th floor in the La Brea Room at 9:00 a.m. Pacific Time, for the following purposes:

  . To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the current year; and

  .  To take action on other business that may properly come before the meeting.

  To assure your representation at the meeting, please mark, sign and date your proxy card and return it in the envelope provided after reading the accompanying proxy statement.

                                          Michael E. Cahill
                                          Secretary

Los Angeles, California
April 30, 1998


                            YOUR VOTE IS IMPORTANT.

                     PLEASE PROMPTLY DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                                                 April 30, 1998

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This proxy statement and accompanying proxy card are being mailed to shareholders beginning on or about May 15, 1998 in connection with the solicitation of proxy cards by the Board of Directors of Apex Mortgage Capital, Inc. (hereinafter referred to as the "Company") for use at the 1998 Annual Meeting of Shareholders. The principal office of the Company is located at 865 South Figueroa Street, Los Angeles, California 90017.

  Holders of record of Company common stock at the close of business on April 30, 1998 are entitled to notice of and to vote at the meeting. At the close of business on April 24, 1998 there were 6,453,000 shares of common stock outstanding, each of which entitles its holder to one vote.

  THE BOARD OF DIRECTORS SOLICITS AND RECOMMENDS YOUR EXECUTION OF THE ENCLOSED PROXY CARD. You may revoke your proxy card at any time prior to it being used at the meeting by submission of a later proxy, giving notice in writing to the Secretary of the Company or voting in person.

  Shares for which a properly signed proxy card are received will be represented at the Annual Meeting and will be voted as instructed on the proxy card. Shareholders are urged to specify their choices by marking an "X" in the appropriate box on the proxy card. If no choices are specified, the shares represented will be voted as recommended by your Board of Directors. Shares represented by improperly marked proxy cards will be treated as abstentions for voting purposes. "Votes cast" is defined to include both for and against votes but excludes abstentions and broker non-votes.

  The presence in person or by proxy of the holders of record of fifty percent (50%) of shares entitled to be voted will constitute a quorum at the Annual Meeting. For the purpose of determining a quorum, all shares represented at the meeting are counted without regard to abstentions or broker non-votes.

  The enclosed proxy is solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. Proxy solicitations will be made by mail, and may also be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners and obtain authorization for the execution of proxies. The Company may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in the forwarding of proxy material to beneficial owners of stock. The Company does not expect to engage an outside firm to solicit proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table shows shares of stock beneficially owned as of April 24, 1998 by all Directors, Executive Officers and all Directors and Officers as a group. At April 24, 1998, as far as known to the Company, no person owned 5% or more of the Company's outstanding voting securities.

                                                      NUMBER OF     PERCENT OF
                                              CLASS     SHARES        VOTING
                     NAME OF                    OF   BENEFICIALLY   SECURITIES
                BENEFICIAL OWNER              STOCK     OWNED     OUTSTANDING(1)
                ----------------              ------ ------------ --------------
    Peter G. Allen........................... Common         0         0.00%
    John C. Argue............................ Common     1,500         0.02%
    Philip A. Barach......................... Common    20,200         0.31%
    Michael E. Cahill........................ Common         0         0.00%
    Joseph J. Galligan....................... Common         0         0.00%
    John A. Gavin............................ Common         0         0.00%
    Carl C. Gregory, III..................... Common         0         0.00%
    Jeffrey E. Gundlach...................... Common    15,000         0.23%
    Daniel K. Osborne........................ Common    15,000         0.23%
    Marc I. Stern............................ Common    16,666         0.26%
    All Directors and Officers as a Group.... Common    68,366         1.06%

--------
(1)Based on 6,453,000 shares of common stock issued and outstanding as of April 24, 1998.

                       DIRECTORS AND EXECUTIVE OFFICERS

  PETER G. ALLEN, 39, has been an unaffiliated director of the Company since December 1997. Mr. Allen is an investment banker who now works as an independent investor and advisor. Previously, he worked at Morgan Stanley & Co. Incorporated for 15 years where he was the Managing Director responsible for the firm's investment banking operations in the southwestern United States. During his tenure at Morgan Stanley, Mr. Allen advised a number of companies in a wide variety of strategic and financial transactions. Mr. Allen was also the Managing Partner at Chartwell Partners from January 1997 through July 1997. Mr. Allen received his B.A. degree in economics, summa cum laude, at Yale University in 1980 and his M.B.A. degree at Stanford University in 1984.

  JOHN C. ARGUE, 66, has been an unaffiliated director of the Company since December 1997. Mr. Argue is Of Counsel to the law firm of Argue Pearson Harbison & Myers. Mr. Argue is also a Director of Avery Dennison Corporation, CalMat Company and Nationwide Health Properties Inc. He is an advisory director of LAACO Ltd. Mr. Argue is also a director of the TCW Galileo Family of Funds, the TCW Convertible Securities Fund, Inc. and a trustee of the TCW/DW Family of Funds. He is Chairman of the Rio Hondo Foundation.

  PHILIP A. BARACH, 45, is President, Chief Executive Officer and has been an affiliated director of the Company since October 1997. Mr. Barach is also a Group Managing Director and Chief Investment Officer of Investment Grade Fixed Income of The TCW Group, Inc. ("TCW") and its subsidiaries and affiliates ("TCW Group") and TCW Investment Management Company (the "Manager"). Mr. Barach is a member of the TCW Group's Mortgage Backed Securities Group (the "MBS Group"). Mr. Barach joined TCW in 1987 after being employed by Sun Life Insurance Company, where he was Senior Vice President and Chief of Investments. Previously, Mr. Barach served as head of Fixed Income Investments for the State of California Retirement System. Mr. Barach attended the Hebrew University of Jerusalem, where he received a B.A. degree in International Relations and an M.B.A. degree in Finance.

  JOHN A. GAVIN, 67, has been an unaffiliated director of the Company since December 1997. Mr. Gavin is founder and chairman of Gamma Services Corporation and a principal of Gavin, Dailey and Partners, both international capital and consulting firms. Since 1995, he has been affiliated with Hicks, Muse, Tate & Furst

(Latin America) as Managing Director. Mr. Gavin is a member of the board of directors of Atlantic Richfield Company (ARCO), Dresser Industries, Pinkerton's, Inc., International Wire Group, Fedco, Inc., and KAP Resources. Mr. Gavin is also a trustee of Hotchkis & Wiley Funds. From 1981 to 1986, Mr. Gavin was the United States Ambassador to Mexico. Mr. Gavin graduated from Stanford University with a degree in Economic History of Latin America.

  CARL C. GREGORY, III, 53, has been an unaffiliated director of the Company since December 1997. Mr. Gregory has been Managing Partner of American Western Partners since 1995. He was Chairman, Chief Executive Officer and a Director of MIP Properties, Inc. from 1991 through 1995. Prior to 1991, Mr. Gregory was President of American Western Realty Corporation. Mr. Gregory has been Chairman of the Board of Directors of West Capital Financial Services Corp. since 1996, a Director of Pacific Gulf Properties, Inc. since 1997 and a Director of House of Fabrics since 1996. Mr. Gregory received a B.A. degree in Accounting from Southern Methodist University and an M.B.A. degree in Finance from the University of Southern California.

  JEFFREY E. GUNDLACH, 38, is Chief Investment Officer, Vice Chairman and has been an affiliated director of the Company since October 1997. Mr. Gundlach is a Group Managing Director of the TCW Group and the Manager. Mr. Gundlach has been with the TCW Group since 1985. Previously, Mr. Gundlach was employed by Transamerica Corporation's Property/Casualty Insurance division, where he was a Senior Loss Reserve Analyst responsible for investment discount and funding strategies. Mr. Gundlach is also a member of the TCW Group's MBS Group. Mr. Gundlach is a graduate of Dartmouth College, holding B.A. degrees in Mathematics and Philosophy (summa cum laude). He also attended Yale University as a Ph.D. candidate in Mathematics.

  MARC I. STERN, 54, is Chairman and has been an affiliated director of the Company since September 1997. Mr. Stern is Vice Chairman of the Board of Directors of the Manager and TCW Asset Management Company and a Director of TCW, Trust Company of the West and TCW Funds Management, Inc. ("TFMI"). Mr. Stern is also President of TCW and TFMI and Executive Vice President and Group Managing Director of Trust Company of the West. Mr. Stern is responsible for the TCW Group's international operations and is Chairman of TCW Americas Development, Inc., TCW Asia Limited and TCW London International, Limited. Mr. Stern joined the TCW Group in 1990. Previously, Mr. Stern was President of Broad, Inc., Managing Director and Chief Administrative Officer of the Henley Group, Inc. and Senior Vice President of Allied-Signal, Inc. and related entities. Prior to holding such positions, Mr. Stern was associated with the law firm of Debevoise & Plimpton. Mr. Stern is also Director of Qualcomm, Inc. and the Los Angeles Music Center Opera, and a member of the Board of Trustees of The Salk Institute and Dickinson College. Mr. Stern is a member of the State Bars of New York and New Hampshire. Mr. Stern received a B.A. degree in Political Science from Dickinson College, an M.A. degree in Political Science from the Columbia University School of Public Law and Government, and a J.D. degree from the Columbia University School of Law.

BIOGRAPHICAL INFORMATION REGARDING EACH EXECUTIVE OFFICER WHO IS NOT A DIRECTOR IS SET FORTH BELOW:

  DANIEL K. OSBORNE, 33, has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since September 1997. Mr. Osborne is also a Senior Vice President of the TCW Group and the Manager. Mr. Osborne joined the TCW Group in 1994 as part of the MBS Group, managing fixed income mutual funds. Prior to joining TCW, from 1992 to 1994, Mr. Osborne was a Vice President of ASR Investments Corporation ("ASR"), a publicly held REIT investing in Mortgage Assets. At ASR, Mr. Osborne was responsible for asset/liability management and the supervision and preparation of public reporting. Prior to his employment with ASR, Mr. Osborne was a Certified Public Accountant with Deloitte & Touche LLP specializing in REITs, mortgage securities and publicly held companies. He holds a B.S. degree in Accounting from Arizona State University.

  JOSEPH J. GALLIGAN, 39, has been Senior Vice President of the Company since September 1997. Prior to joining the TCW Group in 1991, Mr. Galligan was a Vice President at Smith Barney in the Mortgage-Backed Specialist Group. Prior to that, he spent five years at First Boston as Vice President in the same area. In addition, Mr. Galligan spent over three years at Scudder Stevens & Clark as a Portfolio Manager/Trader. He holds a

B.S. degree in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. Mr. Galligan is a Chartered Financial Analyst.

  MICHAEL E. CAHILL, 47, has been Secretary of the Company since September 1997. Mr. Cahill is a Managing Director and General Counsel of the Manager, TCW and certain of its Affiliates. Prior to joining the TCW Group in 1991, Mr. Cahill was Senior Vice President and General Counsel of Act III Communications. Previously, he was in private corporate law practice with O'Melveny & Myers and, prior to that, with Shenas, Robbins, Shenas & Shaw in San Diego. He is a member of the State Bar of California and of the Province of Ontario and is admitted to various courts, including the U.S. Supreme Court. Mr. Cahill holds B.A. degrees in Mathematics and Philosophy from Bishops University, Quebec, an LL.M. degree from Harvard University and an LL.B. degree from Osgoode Hall Law School, York University, Toronto.

  PHILIP K. HOLL, 48, has been Assistant Secretary of the Company since December 1997. Mr. Holl joined the TCW Group in 1994 and is Vice President and Associate General Counsel of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Prior to joining the TCW Group, Mr. Holl was General Counsel and Secretary to The Reserve Group of Mutual Funds (New York). Mr. Holl received a B.A. in Economics from Rutgers College, a J.D. from the Rutgers University School of Law (Camden) and a LL.M. from the New York University School of Law.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5's were required for such persons, the Company believes that, during fiscal 1997, all Section 16(a) filing requirements were satisfied on a timely basis.

                            EXECUTIVE COMPENSATION

  The Company has not paid, and does not intend to pay, any annual compensation to the Company's executive officers for their services as executive officers. However, the Company may from time to time, at the discretion of the compensation committee of the Board of Directors, grant options to purchase shares of the Company's common stock to the executive officers and directors pursuant to the Company's Stock Option Plan.

STOCK OPTIONS GRANTED AND OUTSTANDING

  The following table represents the total number of stock options granted to executive officers of the Company during the year ended December 31, 1997.

           STOCK OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 1997

                                                                        POTENTIAL
                                                                    REALIZABLE VALUE
                                                                    AT ASSUMED ANNUAL
                                                                     RATES OF STOCK
                         NUMBER OF  PERCENT OF                            PRICE
                         SECURITIES   TOTAL                         APPRECIATION FOR
                         UNDERLYING  OPTIONS   EXERCISE              OPTION TERM(3)
                          OPTIONS   GRANTED TO PRICE(2)  EXPIRATION -----------------
NAME                     GRANTED(1) EMPLOYEES  ($/SHARE)    DATE     5% ($)  10% ($)
----                     ---------- ---------- --------- ---------- -------- --------
Philip A. Barach........   40,000      25.8%    $15.00    12/3/07   $377,337 $956,247
Jeffrey E. Gundlach.....   40,000      25.8%     15.00    12/3/07    377,337  956,247
Daniel K. Osborne.......   35,000      22.6%     15.00    12/3/07    330,170  836,715
Joseph J. Galligan......   25,000      16.1%     15.00    12/3/07    235,835  597,653
Michael E. Cahill.......   15,000       9.7%     15.00    12/3/07    141,501  358,593

--------
(1) The options granted are exercisable starting 14 months after the date of grant.

(2) The exercise price and tax withholding obligations incurred upon exercise of the options may be paid by the option holder by delivering already owned shares of Company Common Stock, including those which are issuable upon exercise of the options.

(3) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates set by the Commission, and therefore are not intended to forecast future appreciation, if any, in the price of common stock.

STOCK OPTIONS EXERCISED DURING LAST FISCAL YEAR

  The following table represents the total number of stock options exercised by executive officers of the Company during the year ended December 31, 1997, and the value of unexercised options held by executive officers of the Company as of December 31, 1997.

                    AGGREGATED OPTION EXERCISES IN 1997 AND
                        DECEMBER 31, 1997 OPTION VALUES

                                                       NUMBER OF
                                                      SECURITIES     VALUE OF
                                                      UNDERLYING    UNEXERCISED
                                                      UNEXERCISED  IN-THE-MONEY
                                                      OPTIONS AT    OPTIONS AT
                                                     DECEMBER 31,  DECEMBER 31,
                                                       1997 (#)      1997 ($)
                             SHARES                  ------------- -------------
                          ACQUIRED ON      VALUE     EXERCISABLE/  EXERCISABLE/
NAME                      EXERCISE (#)  REALIZED ($) UNEXERCISABLE UNEXERCISABLE
----                     -------------- ------------ ------------- -------------
Philip A. Barach........ None Exercised       0        0/40,000         0/0(1)
Jeffrey E. Gundlach..... None Exercised       0        0/40,000         0/0(1)
Daniel K. Osborne....... None Exercised       0        0/35,000         0/0(1)
Joseph J. Galligan...... None Exercised       0        0/25,000         0/0(1)
Michael E. Cahill....... None Exercised       0        0/15,000         0/0(1)

--------
(1) The Company's common stock as of December 31, 1997 traded at a value less than the options' exercise price; the reported options are therefore not in-the-money options.

COMPENSATION OF DIRECTORS

  The Company pays an annual director's fee to each unaffiliated director of $10,000, a fee of $1,250 for each meeting of the Board of Directors attended by each unaffiliated director and reimbursement of costs and expenses of all directors for attending such meetings. Affiliated directors are not separately compensated by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors has established a Compensation Committee comprised entirely of unaffiliated directors. Messrs. Allen, Argue, Gavin and Gregory serve on the Compensation Committee. The Compensation Committee is responsible for administering the Company's Stock Option Plan. No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                            TOTAL RETURN COMPARISON

  The following graph presents a total return comparison of the Company's common stock since the commencement of the Company's operations on December 4, 1997 through December 31, 1997, to the S&P Composite 500 Stock Index and the Bloomberg Mortgage REIT Index. The total return reflects stock appreciation and the value of dividends for the Company's common stock and for each of the comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 4, 1997, the commencement of the Company's operations, and that all dividends were reinvested. The total return performance shown on the graph is not necessarily indicative of future total return performance.

                   TOTAL RETURN COMPARISON SINCE COMMENCEMENT
                          OF TRADING DECEMBER 4, 1997
                           THROUGH DECEMBER 31, 1997

                                                                12/4/97 12/31/97
                                                                ------- --------
     Apex Mortgage Capital, Inc................................  $100    $93.60
     S&P Composite 500 Index...................................  $100    $99.80
     Bloomberg Mortgage REIT Index.............................  $100    $89.00

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In addition to being Chairman and a director of the Company, Mr. Stern is Chairman and a director of TCW Investment Management Company (the "Manager"). Mr. Barach, in addition to being President, Chief Executive Officer and a director of the Company is also a Group Managing Director of the Manager.
Mr. Gundlach, the Vice Chairman and Chief Investment Officer of the Company, is also a Group Managing Director of the Manager. Mr. Osborne, in addition to being Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, is also a Senior Vice President of the Manager. Mr. Cahill, Secretary of the Company, is also General Counsel, Secretary and a Managing Director of the Manager.

  The Manager will receive annual base management compensation based on the Average Net Invested Capital of the Company, payable monthly in arrears, equal to 3/4 of 1% of Average Net Invested Capital. The term "Average Net Invested Capital" means for any period (i) the arithmetic average of the sum of the gross proceeds of the offerings of its equity securities by the Company, after deducting any underwriting discounts and commissions and other expenses and costs relating to such offerings, plus the Company's retained earnings (taking into account any losses incurred) and any non-cash charges or reserves, including depreciation, mark-to-market adjustments and unrealized credit loss, computed by taking the average of such values at the end of each month during such period, plus (ii) any unsecured debt approved by the unaffiliated directors to be included in Average Net Invested Capital. For the period December 9, 1997 to December 31, 1997 the Manager received a management fee of $43,000 from the Company.

  The Manager shall also be entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. The incentive compensation calculation and payment will be made quarterly in arrears. The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For purposes of calculating the incentive compensation payable, the definition "Return on Equity" is not related to the actual distributions received by stockholders or to an individual investor's actual return on investment. For such calculations, the "Net Income" of the Company means the taxable income of the Company (including net capital gains, if any) before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Internal Revenue Code of 1986, as amended, in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles. A deduction for all of the Company's interest expenses for borrowed funds is taken into account in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period. For the period December 9, 1997 to December 31, 1997, no incentive compensation was paid to the Manager.

                            APPOINTMENT OF AUDITORS

  Deloitte & Touche LLP, independent public accountants, have been appointed as auditors by the Board of Directors of the Company to examine the books and accounts of the Company for the year ending December 31, 1998. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. This representative will have the opportunity to make a statement and will be available to respond to appropriate questions raised at the meeting.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS ITEM.

                                OTHER BUSINESS

  Management does not intend to present and does not know that others will present any other items of business at the Annual Meeting. However, if any other matters properly come before the meeting, the appointed Proxies will vote in their discretion.

                                 ANNUAL REPORT

  This proxy statement is accompanied by the mailing of the Annual Report to Shareholders for the fiscal year ended December 31, 1997, which contains financial and other information about the activities of the Company.

  THE COMPANY WILL FURNISH TO A SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-
K) UPON RECEIPT OF A WRITTEN REQUEST TO MR. DANIEL K. OSBORNE, CHIEF FINANCIAL OFFICER, APEX MORTGAGE CAPITAL, INC., 865 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90017.

                         PROPOSALS OF SECURITY HOLDERS

  Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders on July 1, 1998 must be received at the Company's principal office on or before May 25, 1998. Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders in 1999 must be received at the Company's principal office on or before March 28, 1999.

                                          By Order of the Board of Directors

                                          /s/ Michael E. Cahill

                                          Michael E. Cahill
                                          Secretary

Los Angeles, California
April 30, 1998

PROXY                     APEX MORTGAGE CAPITAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IN CONJUNCTION WITH THE 1998 ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints PHILIP A. BARACH and MARC I. STERN proxies with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of Apex Mortgage Capital, Inc. held of record by the undersigned on April 30, 1998, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the 1998 Annual Meeting of Shareholders to be held on July 1, 1998, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

     Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO.1

     Unless contrary instructions are given on the reverse, this Proxy shall be voted according to the recommendations of the Board of Directors.

PROPOSAL NO. 1:
APPOINTMENT OF INDEPENDENT ACCOUNTANTS         FOR [_]  AGAINST [_]  ABSTAIN [_]
(The Board of Directors recommends a vote FOR.)


                                           I/WE PLAN TO ATTEND THE MEETING [_]

                                           The undersigned acknowledges receipt
                                           of the Notice of Annual Meeting of
                                           Shareholders and of the Proxy
                                           Statement.

                                           Date:______________________, 1998

                                           Signature(s) ________________________

                                           Print Name(s):_______________________
                                           Please print name(s) exactly as
                                           it/they appear of record in
                                           connection with those shares over
                                           which you have voting authority.
                                           Joint owners should each sign
                                           personally. Where applicable,
                                           indicate your official position or
                                           representation capacity.